UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008

Evolution Petroleum Corporation

 (Exact name of registrant as specified in its charter)

Nevada	001-32942	41-1781991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd., Suite 1300, Houston, Texas 77042

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 935-0122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

NGS Sub Corp., a Delaware corporation  (“NGS”), a wholly owned subsidiary of Evolution Petroleum Corporation, a Nevada corporation (the “Company”), as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2008, executed an Asset Purchase and Sale Agreement (the “Asset Sale Agreement”) on February 15, 2008 with MWM Energy LLC, a Texas limited liability company, for the sale of NGS’s 100% working interest and approximately 79% average net revenue interest in producing and shut-in crude oil wells, water disposal wells, equipment and improvements located in the Tullos Urania, Colgrade and Crossroads Fields in LaSalle and Winn Parish, Louisiana (collectively, the “Tullos Area Assets”).  On March 3, 2007, NGS completed the sale of its Tullos Area Assets for an adjusted purchase price of approximately $4.6 million.  Subsequent to the closing of the Asset Sale Agreement, NGS paid to a third party approximately $0.2 million to fulfill a carried interest arrangement on its Tullos Area Assets.

Item 9.01     Financial Statements and Exhibits

(b)	Pro forma financial information.

Pro forma financial information will be filed by amendment, if required, within 71 days after the date of this Form 8-K.

(d)	Exhibits.

Not applicable.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation

Dated: March 7, 2008	By:	/s/ Sterling H. McDonald
	Name:	Sterling H. McDonald
	Title:	Vice President, Chief Financial Officer